Exhibit 99.1

FutureFuel Releases Third Quarter and Nine-Month 2016 Results

FutureFuel Third Quarter Net Income Increases 165% or $8 Million

Reports Net Income of $12.9 Million or $0.29 per Diluted Share, and Adjusted EBITDA of $10.1 Million

CLAYTON, Mo., November 09, 2016 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter and the nine months ended September 30, 2016.

Third Quarter 2016 Financial Highlights (all comparisons are with the third quarter of 2015)

●	Revenues were $69.3 million, down 35.3% from $107.1 million
●	EBITDA was $10.1 million, up 290.3% from $2.6 million
●	Net income increased to $12.9 million, or $0.29 per diluted share, from $4.9 million, or $0.11 per diluted share.

Nine Month 2016 Financial Highlights (all comparisons are with the first nine months of 2015)

●	Revenues were $183.8 million, down 30.8% from $265.7 million
●	EBITDA was $36.3 million, up 46.8% from $24.7 million
●	Net income increased to $37.7 million, or $0.86 per diluted share, from $16.8 million, or $0.38 per diluted share.

“We delivered solid operating earnings and cash flow in the third quarter driven by an improved regulatory environment in our biofuels business. We continue to manage through softness in some key custom chemical markets,” said Paul Flynn, Executive Vice President of Business and Marketing for FutureFuel Chemical Company.

2016 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for the third quarter of 2016. The remaining dividends will be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30:
			Dollar	%
	2016	2015	Change	Change
Revenues	$69,306	$107,054	$(37,748)	(35.3% )
Income from operations	$7,841	$5,933	$1,908	32.2%
Net income	$12,868	$4,850	$8,018	165.3%
Earnings per common share:
Basic	$0.29	$0.11	$0.18	163.6%
Diluted	$0.29	$0.11	$0.18	163.6%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$853	$996	$(143)	(14.4% )
Adjusted EBITDA	$10,117	$2,592	$7,525	290.3%

	Nine months ended September 30:
			Dollar	%
	2016	2015	Change	Change
Revenues	$183,820	$265,739	$(81,919)	(30.8% )
Income from operations	$21,746	$19,887	$1,859	9.3%
Net income	$37,661	$16,774	$20,887	124.5%
Earnings per common share:
Basic	$0.86	$0.38	$0.48	126.3%
Diluted	$0.86	$0.38	$0.48	126.3%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$2,988	$5,967	$(2,979)	(49.9% )
Adjusted EBITDA	$36,328	$24,745	$11,583	46.8%

Third Quarter Financial and Business Summary

Sales revenue in the three months ended September 30, 2016 decreased by $37,748,000 compared to the three months ended September 30, 2015. Sales revenue from the chemicals segment declined $7,308,000 compared to 2015 and accounted for 35.1% of total revenues in the three months ended September 30, 2016, as compared to 29.5% in the same period in 2015. Sales revenue from the biofuels segment decreased $30,440,000 and accounted for 64.9% of total revenues in the third three months of 2016 as compared to 70.5% in the same period in 2015.

Sales revenue for our custom chemicals (unique chemicals produced for specific customers) for the three months ended September 30, 2016 totaled $20,455,000, a decline of $6,210,000 from the comparable period in 2015. This decline was primarily attributed to continued lower sales volumes of chemicals used in the agrochemical and energy markets and to a lesser extent, lower sales volumes of the laundry detergent additive. Further impacting revenue was reduced selling prices in accordance with contractual agreements indexed to key raw materials. Performance chemicals (comprised of multi-customer products which are sold based on specification) sales revenues were $3,844,000 in the three months ended September 30, 2016, a decrease of $1,098,000 from the three months ended September 30, 2015. This decrease was primarily from timing of product shipments to customers.

Biofuels sales revenue in the three months ended September 30, 2016 decreased $30,440,000 when compared to the three months ended September 30, 2015. This decrease was primarily from the reduction in pipeline sales which totaled $1,509,000 and $27,689,000 in the three months ended September 30, 2016 and 2015, respectively. Additionally, sales volumes of biodiesel and biodiesel blends increased 6% but were more than offset by lower average selling prices. Total sales from biodiesel and biodiesel blends decreased $4,260,000.

Gross profit for the chemicals segment for the three months ended September 30, 2016 increased by $559,000 when compared to the three months ended September 30, 2015. Gross profits were increased by the change in adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. This adjustment decreased gross profit $77,000 and $853,000 in the three months ended September 30, 2016 and 2015, respectively.  The changes in the LIFO adjustment and product mix primarily resulted in a 32% decline in cost of goods sold and distribution expense as compared to a 23% decline in revenue in the three months ended September 30, 2016.

Biofuels gross profit in the three months ended September 30, 2016 increased $1,085,000 when compared to the three months ended September 30, 2015. Cost of goods sold declined 43% quarter over quarter as compared to a decline of 40% in sales revenue for the same periods. Gross profits were benefited by the change in adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. The LIFO adjustment decreased gross profit $336,000 and $1,326,000 in the three months ended September 30, 2016 and 2015, respectively. The segment was further impacted by a lower of cost or market adjustment of $1,877,000 and $192,000 in the three months ended September 30, 2016 and 2015, respectively.

FutureFuel reported net income of $12,868,000, or $0.29 per diluted share, in the third quarter of 2016 compared to net income of $4,850,000, or $0.11 per diluted share in 2015. Net income for the quarter ended September 30, 2016 increased 165% or $8,018,000 as compared to the same quarter in 2015. This increase was primarily due to: i) the benefit of tax credits and incentives in the three months ended September 30, 2016 which was not in place in the three months ended September 30, 2015; ii) the benefit of the EPA's final rule on the Renewable Fuel Standards; and iii) the favorable reversal of a state's previous tax treatment of tax credits and incentives.

Nine Month Financial and Business Summary

Sales revenue in the nine months ended September 30, 2016 declined by $81,919,000, compared to the nine months ended September 30, 2015. Sales revenue from the chemicals segment declined by $24,571,000 compared to the nine months ended September 30, 2015 and accounted for 40.2% of total revenues in the nine months ended September 30, 2016 as compared to 37.1% in the same period in 2015. Sales revenue from the biofuels segment decreased $57,348,000 and accounted for 59.8% of total revenues in the nine months ended September 30, 2016 as compared to 62.9% in the same period in 2015.

Sales revenue for our custom chemicals (unique chemicals produced for specific customers) for the nine months ended September 30, 2016 totaled $60,148,000, a decline of $24,473,000 from the comparable period in 2015. This decline was primarily attributed to continued lower sales volumes of chemicals sold to customers servicing the agrochemical and energy markets and to a lesser extent, reduced sales volumes of the laundry detergent additive. Further impacting revenue was reduced selling prices in accordance with contractual agreements indexed to certain key raw materials. Performance chemicals (comprised of multi-customer products which are sold based on specification) sales revenues were $13,782,000 in the nine months ended September 30, 2016, a slight decrease of $98,000 from the nine months ended September 30,2015.

Sales revenue from the biofuels segment decreased 34.3% in the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015. This decrease was primarily from lower sales of pipeline business in the biofuels segment. Pipeline sales totaled $7,390,000 and $59,232,000 in the nine months ended September 30, 2016 and 2015, respectively. Additionally, sales volumes in the biodiesel and biodiesel blends increased 19% but were more than offset by lower average selling prices. Total sales from biodiesel and biodiesel blends decreased $5,506,000.

Gross profit for the chemicals segment for the nine months ended September 30, 2016 decreased by $5,437,000 when compared to the nine months ended September 30, 2015. This decrease resulted primarily from lower sales volumes of the laundry detergent additive and reduced volume from other custom products used in the agrochemical and energy markets. Gross profits were benefited by the change in adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. This adjustment increased gross profit $946,000 and $189,000 in the nine months ended September 30, 2016 and 2015, respectively. The net result of all changes was a 27% decline in cost of goods sold and distribution expense as compared to a 25% decline in revenue in the nine months ended September 30, 2016.

Biofuels gross profit in the nine months ended September 30, 2016 increased $7,248,000. Cost of goods sold declined 38% as compared to a decline of 34% in sales revenue for the same period. Gross profit was primarily benefited with the BTC and the final rule on the Renewable Fuel Standards from the EPA in place throughout the year when neither was in effect in the same period of 2015. The segment was impacted by a lower of cost or market adjustment of $1,877,000 and $192,000 in the nine months ended September 30, 2016 and 2015, respectively.

FutureFuel reported net income of $37,661,000, or $0.86 per diluted share, in the first nine months of 2016 compared to net income of $16,774,000, or $0.38 per diluted share in 2015. Net income for the nine months ended September 30, 2016 increased 124.5% or $20,887,000 as compared to the same period in 2015. This increase for the nine-month period was from: i) the benefit of tax credits and incentives in effect resulting in an income tax benefit in the nine months ended September 30, 2016 which was not in effect in the nine months ended September 30, 2015; ii) the benefit of the EPA's final rule on the Renewable Fuel Standards; and iii) the favorable reversal of a state's previous tax treatment of tax credits and incentives.

Capital Expenditures

Capital expenditures and intangibles were $3,107,000 in the first nine months of 2016, compared with $7,437,000 in the same period in 2015. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	Nine months ended September 30:
	2016	2015
Cash paid for capital expenditures and intangibles	$3,107	$7,437
Cash received as reimbursement of capital expenditures	$(119)	$(1,470)
Cash paid, net of reimbursement, for capital expenditures	$2,988	$5,967

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $293,382,000 as of September 30, 2016, compared with $228,716,000 as of December 31, 2015.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a laundry detergent additive, proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2015 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$182,373	$154,049
Accounts receivable, inclusive of the blenders' tax credit of $11,409 and $30,895 and net of allowances for bad debt of $0 and $0, at September 30, 2016 and December 31, 2015, respectively	30,017	46,329
Inventory	47,948	64,957
Marketable securities	111,009	74,667
Other current assets	17,033	19,822
Total current assets	388,380	359,824
Property, plant and equipment, net	119,152	124,330
Other assets	5,502	4,955
Total noncurrent assets	124,654	129,285
Total Assets	$513,034	$489,109
Liabilities and Stockholders’ Equity
Accounts payable	$25,052	$34,686
Other current liabilities	16,243	13,867
Total current liabilities	41,295	48,553
Deferred revenue – long-term	16,852	15,908
Other noncurrent liabilities	27,395	30,336
Total noncurrent liabilities	44,247	46,244
Total liabilities	85,542	94,797
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,721,376 and 43,715,832, issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	4	4
Accumulated other comprehensive income	4,254	2,055
Additional paid in capital	280,420	279,231
Retained earnings	142,814	113,022
Total Stockholders’ Equity	427,492	394,312
Total Liabilities and Stockholders’ Equity	$513,034	$489,109

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30:		Nine months ended September 30:
	2016	2015	2016	2015
Revenue	$69,306	$107,054	$183,820	$265,739
Cost of goods sold and distribution	58,987	98,379	154,476	238,206
Gross profit	10,319	8,675	29,344	27,533
Selling, general, and administrative expenses	1,790	2,004	5,485	5,523
Research and development expenses	688	738	2,113	2,123
	2,478	2,742	7,598	7,646
Income from operations	7,841	5,933	21,746	19,887
Other income, net	1,159	977	3,258	4,949
Income before income taxes	9,000	6,910	25,004	24,836
(Benefit)/provision for income taxes	(3,868)	2,060	(12,657)	8,062
Net income	$12,868	$4,850	$37,661	$16,774

Earnings per common share
Basic	$0.29	$0.11	$0.86	$0.38
Diluted	$0.29	$0.11	$0.86	$0.38
Weighted average shares outstanding
Basic	43,570,734	43,460,449	43,524,729	43,418,243
Diluted	43,572,997	43,461,286	43,529,423	43,424,423

Comprehensive Income
Net income	$12,868	$4,850	$37,661	$16,774
Other comprehensive income/(loss) from unrealized net gains/(losses) on available-for-sale securities	1,714	(2,081)	3,741	(5,138)
Income tax effect	(832)	799	(1,542)	1,973
Total unrealized gains/(losses), net of tax	882	(1,282)	2,199	(3,165)
Comprehensive income	$13,750	$3,568	$39,860	$13,609

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2016 and 2015

(Dollars in thousands)

(Unaudited)

	Nine months ended September 30:
	2016	2015
Cash flows provided by operating activities
Net income	$37,661	$16,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,960	7,476
Amortization of deferred financing costs	108	72
Benefit for deferred income taxes	(9,243)	(6,569)
Change in fair value of derivative instruments	6,686	1,755
Other than temporary impairment of marketable securities	2,184	606
Impairment of fixed assets	178	-
Gain on the sale of investments	(1,457)	(1,808)
Stock based compensation	1,431	1,431
Losses on disposals of fixed assets	147	168
Noncash interest expense	20	20
Changes in operating assets and liabilities:
Accounts receivable	16,333	30,367
Accounts receivable – related parties	(21)	1,141
Inventory	17,009	10,981
Income tax receivable	(1,185)	10,435
Prepaid expenses	1,104	1,279
Prepaid expenses – related party	35	(35)
Accrued interest on marketable securities	(84)	13
Other assets	(413)	(310)
Accounts payable	(9,853)	(11,697)
Accounts payable – related parties	219	(2,910)
Accrued expenses and other current liabilities	3,565	1,855
Accrued expenses and other current liabilities – related parties	-	321
Deferred revenue	2,735	988
Other noncurrent liabilities	1,760	(2,431)
Net cash provided by operating activities	76,879	59,922
Cash flows from investing activities
Collateralization of derivative instruments	(4,009)	(3,832)
Purchase of marketable securities	(54,096)	(32,952)
Proceeds from the sale of marketable securities	20,768	45,849
Expenditures for intangible assets	-	(1,408)
Capital expenditures	(3,107)	(6,029)
Net cash used in investing activities	(40,444)	1,628
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(59)	(120)
Excess tax benefits associated with stock options and awards	(183)	(371)
Deferred financing costs	-	(721)
Payment of dividends	(7,869)	(7,870)
Net cash used in financing activities	(8,111)	(9,082)
Net change in cash and cash equivalents	28,324	52,468
Cash and cash equivalents at beginning of period	154,049	124,079
Cash and cash equivalents at end of period	$182,373	$176,547

Cash paid for interest	2	-
Cash paid for income taxes	$986	$13,377

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended September 30:		Nine months ended September 30:
	2016	2015	2016	2015
Adjusted EBITDA	$10,117	$2,592	$36,328	$24,745
Depreciation and amortization	(2,739)	(2,640)	(8,068)	(7,548)
Non-cash stock-based compensation	(477)	(477)	(1,431)	(1,431)
Interest and dividend income	1,637	1,336	4,446	4,008
Interest expense	(9)	(42)	(22)	(91)
Losses on disposal of property and equipment	(10)	(46)	(147)	(168)
Gains/(losses) on derivative instruments	803	6,456	(5,375)	4,119
(Losses)/gains on marketable securities	(322)	(269)	(727)	1,202
Income tax benefit/(expense)	3,868	(2,060)	12,657	(8,062)
Net income	$12,868	$4,850	$37,661	$16,774

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Nine months ended September 30:
	2016	2015
Adjusted EBITDA	$36,328	$24,745
Amortization of deferred financing costs	-	(72)
Benefit for deferred income taxes	(9,243)	(6,569)
Impairment of fixed assets	178	-
Interest and dividend income	4,446	4,008
Income tax benefit/(expense)	12,657	(8,062)
Losses on derivative instruments	(5,375)	4,119
Change in fair value of derivative instruments	6,686	1,755
Changes in operating assets and liabilities, net	31,204	39,997
Other	(2)	1
Net cash provided by/(used in) operating activities	$76,879	$59,922

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended September 30:		Nine months ended September 30:
	2016	2015	2016	2015
Revenue
Custom chemicals	$20,455	$26,665	$60,148	$84,621
Performance chemicals	3,844	4,942	13,782	13,880
Chemicals revenue	$24,299	$31,607	$73,930	$98,501
Biofuels revenue	45,007	75,447	109,890	167,238
Total Revenue	$69,306	$107,054	$183,820	$265,739

Segment gross profit
Chemicals	$7,853	$7,294	$22,722	$28,159
Biofuels	2,466	1,381	6,622	(626)
Total gross profit	10,319	8,675	29,344	27,533
Corporate expenses	(2,478)	(2,742)	(7,598)	(7,646)
Income before interest and taxes	7,841	5,933	21,746	19,887
Interest and other income	1,637	1,336	4,446	5,210
Interest and other expense	(478)	(359)	(1,188)	(261)
Benefit/(provision) for income taxes	3,868	(2,060)	12,657	(8,062)
Net income	$12,868	$4,850	$37,661	$16,774

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Paul M. Flynn

(314) 854-8385

www.futurefuelcorporation.com